Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-242507, 333-233202, 333-218515, 333-211873, 333-191777, and 333-161662 on Form S-8 of our reports dated March 3, 2021, with respect to the consolidated financial statements of SunOpta Inc. (the "Company") and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended January 2, 2021.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 3, 2021